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                                                                   Exhibit 10.11

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 11th day of November, 2005 (the "Effective Date") by and between 1025 Vermont Investors, L.L.C., a Delaware limited liability company, herein referred to as "Seller", and Columbia Equity Trust, Inc. herein referred to as "Buyer."

                                    RECITALS:

     WHEREAS, Seller desires to sell certain improved real property along with certain related personal and intangible property, and Buyer desires to purchase said real, personal and intangible property on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller hereby agree as follows:

     1. Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all right, title and interest of Seller in and to the following:

          (a) that certain real property more particularly described in EXHIBIT A attached hereto, located at 1025 Vermont Avenue, N.W., Washington, D.C. (the "Real Property");

          (b) all rights, privileges, alleys, strips and gores, rights of way and easements appurtenant to the Real Property and any easements, rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property;

          (c) all improvements and fixtures located on the Real Property, including all buildings and structures presently located on the Real Property listed on EXHIBIT B, attached hereto (collectively referred to as the "Improvements"), and all related facilities, amenities, apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the Real Property (but expressly excluding any such property owned or held by tenants of the Property);

          (d) the following additional property, to the extent owned by Seller, used for the ownership or operation of the Real Property and to the extent transferable and assignable ("PERSONAL PROPERTY")

               (i) mechanical systems, fixtures and equipment comprising a part of or attached to or located upon the Improvements,

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               (ii) maintenance equipment and tools owned by Seller, located on the Real Property and used exclusively in connection with the Improvements,

               (iii) site plans, surveys, plans and specifications, marketing materials and floor plans in Seller's possession which relate exclusively to the Property, and

               (iv) pylons and other signs located on the Real Property owned by Seller.

          (e) Seller's interest in Leases and rental agreements with tenants occupying space in the Improvements (the "LEASES"), and any guaranties or other security applicable thereto and all security deposits, advance rental, or like payments, if any, held by Seller in connection with the Leases;

          (f) to the extent assignable or transferable, all contract rights (collectively, the "CONTRACT RIGHTS") related to the Real Property, Tangible Property or Leases (other than insurance policies), including, without limitation, Seller's interest in all management, employment, maintenance, construction, commission, architectural, parking, telecommunication, supply or service contracts, warranties, guarantees and bonds and other agreements related to the Improvements, Tangible Property, or Leases that are listed on EXHIBIT D and will remain in existence after Closing (collectively, the "OPERATING CONTRACTS");

          (g) to the extent assignable or transferable, all permits, licenses, certificates of occupancy, and governmental approvals which relate to the Real Property, Tangible Property, Leases, the Contract Rights or the Operating Contracts; and

          (h) to the extent assignable or transferable, tradenames or trademarks used exclusively in connection with the Real Property, and any goodwill related to the Real Property.

     All of the items referred to in Subsections (a) through (h) above are hereinafter collectively referred to as the "PROPERTY."

     2. Purchase Price/Deposit.

          (a) The total purchase price (the "Purchase Price") for the Property is Thirty Four Million Three Hundred Thousand and xx/100 Dollars
($34,300,000.00). On the Closing Date, the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable, subject to the terms hereof, as follows:

               (i) If Buyer assumes that certain loan (the "EXISTING LOAN") in the original principal amount of $19,000,000 from Principal Life Insurance Company (the "First Mortgagee") to Seller dated December 20, 2004, Buyer shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance of the Existing Loan on the Closing Date.

               (ii) the balance of the Purchase Price shall be payable in cash by wire transfer of immediately available funds in U.S. dollars via the federal bank wire transfer system to a bank account designated by Seller in writing to Buyer prior to the Closing.


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          (b) Within three (3) business days following the execution and delivery of this Agreement, Buyer shall deposit with Commonwealth Land Title Insurance Company. (the "TITLE COMPANY"), an amount equal to Two Hundred Thousand Dollars ($200,000.00) (the "INITIAL DEPOSIT") in immediately available good funds, by federal wire transfer. Within three (3) business days following the expiration of the Study Period (provided that Buyer does not exercise its right to terminate this Agreement and receive the return of the Initial Deposit), Buyer shall post an additional deposit in immediately available good funds, by federal wire transfer (the "ADDITIONAL DEPOSIT", together with the Initial Deposit, the "DEPOSIT") in an amount equal to Four Hundred Thousand Dollars ($400,000.00). The Title Company shall hold the Deposit in an interest bearing account in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Buyer, and shall become part of the Deposit. In the event that this transaction is consummated, the Deposit will be applied in partial satisfaction of the Purchase Price. If, however, this transaction is not consummated, the Deposit will be delivered to Seller or returned to Buyer by the Title Company as elsewhere provided in this Agreement.

          (c) Loan Assumption.

               Buyer shall have the option, which option must be exercised no later than the end of the Study Period, either to (A) pay the entire Purchase Price in cash at Closing, by wire transfer of immediately available funds or (B) subject to the terms and conditions of this Agreement and further subject to First Mortgagee's prior approval, assume the Existing Loan, on the same terms and conditions as set forth in the loan documents evidencing the Existing Loan (the "LOAN DOCUMENTS"), except that the guarantors and/or indemnitors under the Existing Loan (collectively the "GUARANTORS") shall be fully and completely released from the Loan Documents except for liability with respect to matters which first arose and pertain to the period of time prior to Closing (the "LOAN ASSUMPTION").

          (d) Buyer shall pay any and all fees, expenses and other costs incurred by Buyer in connection with Buyer's preparing its application to assume the Existing Loan and any title insurance premiums or fees, recordation costs, taxes or fees, taxes or fees incurred in connection with the Loan Assumption, including lender's legal fees and expenses, except for transfer/assumption fees ("ASSUMPTION FEE"), specifically including without limitation the assumption fee described in Section 2(f) of the First Mortgage, which shall be paid by Seller at Closing, if applicable. Furthermore, if Buyer elects to pay the Purchaser Price in cash without an assumption by Buyer of the Loan, Seller shall pay any prepayment fees, premiums and other costs and expenses required in connection with the prepayment of the Loan, but not such fees and expenses incurred by Buyer or Lender relating to the proposed Loan Assumption.

     3. Title to the Property.

          (a) Buyer shall, within five (5) days after the Effective Date, order
(i) a commitment for title insurance (the "Commitment"), (ii) a photocopy of all documents ("Title Documents") describing all title exceptions shown on the Commitment (the "Title Exceptions"), and (iii) if Buyer so elects, an ALTA Land Title Survey of the Land (the "Survey"). If Buyer objects to any matters disclosed by the Commitment, Title Documents or Survey, Buyer shall furnish Seller with a written statement thereof (the "Title Notice") upon the earlier of
(a) five (5)


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days after receipt of the last of the Commitment, Title Documents or Survey or
(b) the expiration of the Study Period (the "Title Approval Date") specifying in detail all such title and survey objections (collectively, the "Title Objections").

               (i) All matters shown on the Commitment and the Survey (or in the absence of a Survey which would have been revealed by a survey) and all Title Exceptions which are not objected to by Buyer prior to the Title Approval Date shall be "Permitted Exceptions". Seller shall have no obligation to cure any such Title Objections noted by Buyer; provided, however, that Seller shall obtain a satisfaction and release or bond over any monetary liens, including, without limitation, any and all mortgages, mechanics' liens (other than monetary liens which are the result of Buyer's or Buyer's agent's or representative's actions or inactions) and judgment liens (collectively, "Monetary Liens"). Seller may elect to have any such Monetary Liens satisfied out of the Purchase Price at Closing. If Buyer notifies Seller in writing that Buyer has Title Objections, Seller shall have five (5) business days after receipt of the Title Notice to notify Buyer in writing (a) that Seller will use reasonable efforts to remove such Title Objections on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such Title Objections to be removed. In the event Seller fails to give such notice within such five day period, Seller shall be deemed to have elected clause (b) above. If Seller gives Buyer notice under clause (b) above, Buyer shall have five (5) days (the "Title Decision Date") in which to notify Seller that Buyer will nevertheless proceed with the purchase and take title to the Property subject to such Title Objections, or that Buyer will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of Buyer pursuant to the other provisions of this Agreement), the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer shall fail to notify Seller of its election within said five-day period, Buyer shall be deemed to have elected to terminate this Agreement. If Seller gives Buyer notice under clause (a) above and, if despite its reasonable efforts to do so, Seller cannot satisfy such objections (other than the Monetary Liens, which shall be satisfied or bonded over by Seller) on or before Closing or, if Seller elects in its sole discretion to extend the Closing, on or before the expiration of such additional thirty
(30) day period, Buyer shall have the option to waive its Title Objections and proceed to Closing or terminate this Agreement. Buyer acknowledges that the termination of the transaction pursuant to this section of the Agreement shall not entitle Buyer to receive reimbursement for any expenses or to seek specific performance or any other legal or equitable remedy against Seller.

               (ii) Buyer may, at any time prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title (a) first raised by the Title Company or the surveyor between the expiration of the Study Period and the Closing and (b) not disclosed by the Title Company or the surveyor prior to the expiration of the Study Period, or not of a nature that would have been known to Buyer had Buyer performed a survey of the Property or not otherwise actually known to Buyer prior to the expiration of the Study Period; provided that Buyer shall notify Seller of any such objection to title within five (5) days of Buyer's first becoming aware of the existence of such matter. If Buyer sends a Gap Notice to Seller, Buyer and Seller shall have the same rights and obligations with respect to such notice and objections to title as apply to


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a Title Notice under Section 3(a)(i) hereof, and the Closing shall be extended, if necessary, to permit the parties to exercise their respective rights provided therein.

          (b) The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

               (i) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

               (ii) local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

               (iii) all items shown on the Commitment and Survey (or if Buyer elects not to conduct a survey which would have been disclosed by a survey) and all items which a visual inspection of the Property would reveal, and all Title Exceptions which are not objected to by Buyer or waived or deemed waived by Buyer in accordance with Section 3(a) hereof;

               (iv) the standard or printed exclusions in the form of Title Policy;

               (v) any liens, encumbrances, easements or other exceptions or matters voluntarily imposed or consented to by Buyer prior to or as of the Closing and all matters created by or resulting from the acts of Buyer or parties claiming by, through or under Buyer, including those matters arising as a result of Buyer's or its agent's or representative's actions or inactions during the Study Period.

               (vi) all of the leases described in the Rent Roll (as hereinafter defined) (the "Existing Leases") and any permitted additions, renewals, and replacements thereof, recorded or unrecorded; and

               (vii) rights of parties in possession under the Leases.

          (c) At Closing, Seller shall convey and transfer to Buyer fee simple title to the Real Property, by execution and delivery of the special warranty deed. The Title Company shall stand ready to issue a standard ALTA Owner's Policy of Title Insurance (the "Title Policy") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions. Buyer shall pay the cost of the Title Policy and all extended coverage and endorsements requested by Buyer and shall pay the cost of the Survey. The Title Company's failure to issue such extended coverage or additional endorsements shall not affect Buyer's obligations under this Agreement.

     4. Seller's Pre-Closing Deliveries.

          (a) Seller, at Seller's sole cost and expense, has delivered or shall within 5 days of the full execution of this Agreement deliver in writing to Buyer for Buyer's review, the following items, to the extent such items are in Seller's possession:


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               (i) Copies of the Operating Contracts listed on EXHIBIT D
attached hereto, including all modifications, supplements or amendments thereto.

               (ii) Copies of the Existing Leases listed on the rent roll attached hereto as EXHIBIT E (the "RENT ROLL") and all lease guaranties in Seller's possession affecting such Existing Leases.

               (iii) Copies of the real estate and personal property tax statements covering the Property for the three (3) previous tax years.

               (iv) Copies of all soils, structural, environmental and other engineering inspections, tests, surveys, studies and reports in Seller's possession pertaining to the Real Property.

               (v) Copies of all permits, licenses, authorizations and certificates of occupancy required by governmental authorities for the management, occupancy, leasing and operation of the Property ("PERMITS").

               (vi) Copies of all unexpired warranties and guaranties covering the Tangible Property and the roof, elevators, heating and air conditioning system and any other component of the Improvements and third party bonds, warranties and guaranties which will be in effect after Closing with respect to the Property.

               (vii) Copies of all utility bills received during the last year of Seller's ownership of the Property and a list of all utility deposits or bonds.

               (viii) Copies of income and expense statements with respect to the Property, including capital expenditures, for the three (3) most recent calendar years.

               (ix) Copies of notices of violation received by Seller with respect to the Property from any governmental authority, if any.

               (x) Copies of filed pleadings in any litigation related to the Property that is on-going as of the Effective Date.

The items set forth above in Section 4(a) are collectively referred to herein as the "DUE DILIGENCE MATERIALS."

          (b) Except as otherwise provided herein, the Due Diligence Materials have been provided to Buyer without any representation or warranty of any kind or nature whatsoever and are merely provided to Buyer for Buyer's informational purposes. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor


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the person or entity which prepared any report or reports delivered by Seller to
Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports. Until Closing occurs, Buyer and Buyer's Designees (herein defined) shall maintain all Due Diligence Materials as confidential information.

     5. Buyer's Due Diligence.

          (a) Buyer shall have until 12.00 p.m. Washington, DC time Friday, November 18, 2005 (the "STUDY PERIOD") to perform a feasibility study of the Property, at Buyer's sole cost and expense, including, but not limited to, review and approval of the physical and environmental characteristics and condition of the Property and performance of marketing and feasibility studies, structural and engineering investigations, auditing of books and records of the Property, financial analyses and verification of existing zoning. Seller agrees to provide Buyer and its agents and representatives, upon at least two (2) business days advance written notice, reasonable access to the Property during normal business hours, subject to the rights of tenants, and at the property manager's office to all books, records, files, financial data, leases and contracts relating to the Property (except Seller's corporate or partnership records, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged documents, reports and records and internally prepared memoranda and reports) and to reasonably cooperate in such examinations and to cause the property manager to reasonably cooperate in such examinations following the Effective Date for the purpose of performing, at Buyer's sole cost and expense, the above-referenced studies, physical inspections, investigations and tests on the Property (collectively, the "TESTS") provided that no such tests shall be conducted without at least two
(2) business days prior written notice to Seller and if any such Tests are invasive Seller's prior approval of such Tests, which approval shall be in Seller's sole and absolute discretion. The parties acknowledge that Buyer may be required to perform a historical audit of the Property in order to comply with
Item 3-14 of Regulation S-X promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "3-14 Report") and Seller shall take commercially reasonable efforts to allow Buyer's auditors access to all of Property's books and records and the certified operating statements and property management balance sheet for the Property for three (3) calendar years prior to the date of the acquisition of the Property to enable Buyer to comply with any such regulations applicable to Buyer. Such books and records shall include the detailed general ledger of profits and loss, accounts receivable records, rent rolls and lease agreements. Buyer's access rights shall continue until the earlier to occur of (i) the date Buyer gives Seller notice of termination of this Agreement or (ii) the successful completion of the audit and the filing of the 3-14 Report with the Securities and Exchange Commission, but in no event any later than ninety (90) days after Closing. Notwithstanding anything herein to the contrary, Buyer shall not need Seller's further consent to conduct Phase I environmental studies. Buyer shall be required to conduct such Tests in a manner as to not disturb or interfere with the current use of the Property or the rights of the tenants at the Property and upon completion of such Tests, Buyer agrees at its sole cost to promptly restore the Property to the condition it was in immediately prior to such Tests, including, but not limited to the prompt removal of anything placed on the Property in connection with such Tests. Seller shall have the right to have a representative of Seller present at all times while Buyer is performing any such Tests, meeting with any tenant and otherwise conducting its feasibility study. Prior to Buyer's entering the Property to conduct the inspections and tests described above, Buyer shall obtain and maintain, and shall cause each of its


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contractors and agents to each obtain and maintain (and shall deliver to Seller evidence thereof), at Buyer's sole cost and expense, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of at least One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per representation, occurrence, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Buyer or its agents, representatives, employees or contractors in connection with such inspections and tests. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller and its agents, servants, attorneys, officers, partners, shareholders, consultants, contractors, directors, tenants, members, representatives and employees (collectively, the "SELLER PARTIES") harmless from and against any and all liability, loss, cost, expense, claim, damage, or expense (including, without limitation, mechanic's and materialmen's liens and reasonable attorney's fees and costs) of any kind or nature whatsoever which any of the Seller Parties may sustain or incur by reason of or in connection with any Tests made by Buyer, or any of its employees, consultants, engineers, agents, representatives or contractors (collectively, the "BUYER'S DESIGNEES") relating to or in connection with the Property, or entries by any of Buyer's Designees onto the Property or during the conduct of any of the feasibility studies. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the deed and the transfer of title pursuant to this Agreement. This
Section 5(a) shall survive any termination of this Agreement or Closing hereunder.

          (b) If for any reason whatsoever Buyer determines that the Property or any aspect thereof is unsuitable for Buyer's acquisition, Buyer shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Study Period, and if Buyer gives such notice of termination within the Study Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this section, then neither party shall have any further rights or obligations hereunder (except for any obligations pursuant to the other provisions of this Agreement which survive a termination), Buyer shall deliver to Seller copies of all of the Tests and shall return all Due Diligence Materials previously delivered by Seller to Buyer and thereafter the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer fails to give Seller a notice of termination prior to the expiration of the Study Period, Buyer shall be deemed to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

     6. Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

          (a) Seller shall have delivered to the Title Company or Buyer (as applicable) all of the items required to be delivered to Buyer as provided for in Section 8(b) hereof.

          (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement).

          (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

          (d) Seller shall use commercially reasonable efforts (but shall not be obligated to compensate any tenants in connection therewith) to obtain and deliver to Buyer no later than three (3) business days prior to the Closing Date an executed estoppel letter, substantially in the form attached hereto as EXHIBIT F, or in the form described or contemplated in the Lease, the substance and content of which must be consistent in all material respects with the Lease and any non-material exceptions, qualifications or modifications of any estoppel certificate shall be acceptable (the "Tenant Estoppels"), from all tenants (the "Tenants", individually, a "Tenant"), provided, however, that Seller is only required to deliver Tenant Estoppels from Tenants whose Leases constitute in the aggregate not less than eighty percent (80%) of the leased square footage of the Improvements, including Tenant Estoppels from the following Tenants: (i) Vietnam Veterans of America Foundation; (ii) Mindshare; and (iii) Housing Assistance Council.

     Upon delivery to Buyer prior to or after Closing of a Tenant Estoppel confirming the matters set forth in such Tenant's Lease, the representations and warranties of Seller set forth in Section 9(a)(ii) hereof with respect to such Lease shall be deemed terminated (but only with respect to the matters actually set forth and certified in such tenant Estoppel) and the Seller shall have no further liability to the buyer therefor.

     7. Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

          (a) Buyer shall have delivered to the Title Company no later than 2:00 PM on the date of Closing the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement.

          (b) Buyer shall have delivered to Seller or as applicable to the Title Company, all of the items required to be delivered to Seller or the Title Company pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 8(c) hereof.

          (c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement).

          (d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

     8. The Closing.

          (a) The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made, unless otherwise expressly provided herein, by mail with the Title Company at the Title Company's office, on January 16, 2006, or such other date prior thereto as Buyer and Seller may mutually agree in writing but in no event any earlier than January 3, 2006 (the "Closing Date"). Except as otherwise provided in Section 3 hereof and in the following sentence, such date may not be extended without the prior written approval of both Seller and Buyer. Upon three (3) days prior written notice given from Buyer to Seller before the Closing Date, Buyer may, at its option, extend the Closing Date by thirty (30) days by depositing an additional Two Hundred Thousand Dollars ($200,000.00) with the Title Company, which additional amount shall be added to, and become a part of, the Deposit, provided, however, that such extension shall not cause Seller to have any additional liability or expenses relating to the Loan Assumption. In the event the Closing does not occur on or before the Closing Date, the Title Company shall, unless it is notified by both parties to the contrary, within five (5) days after the Closing Date, return to the depositor thereof items which may have been deposited pursuant to this Agreement. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. The delivery to the Title Company of the Closing Documents, as hereinafter defined, by both parties, the delivery of the Deed and the payment of the Purchase Price by Buyer shall be deemed sufficient to effect a closing under Section 8(a).

          (b) At or before the Closing, Seller shall deliver to Title Company or, if applicable, to Buyer at the Property or the office of the Buyer's property manager with respect to the items described in Sections 8(b)(vii) and 8(b)(viii) below, the following (collectively, the "Closing Documents"):

               (i) special warranty deed (the "Deed") conveying to the Buyer the Property as required by Section 3 above in the form attached hereto as EXHIBIT G;

               (ii) to the extent not previously delivered to Buyer, originals or, if Seller does not have originals in Seller's possession or control, certified true and correct copies of all Leases (and amendments thereto, if any), any security deposits relating thereto, and an executed Assignment and Assumption Agreement in the form attached hereto as EXHIBIT H, provided that Seller may deliver possession of any such Leases to Buyer at the Property;

               (iii) a Bill of Sale in the form attached hereto as EXHIBIT I;

               (iv) a certificate by Seller to the effect that all of the representations and warranties of Seller set forth in this Agreement remain true, correct and complete in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement);

               (v) such title affidavits as may be reasonably required by the Title Company in a form reasonably acceptable to Seller;

               (vi) to the extent not previously delivered to Buyer, rent records and related documents necessary for the orderly transition and operation of the Property in the possession or under the control of Seller other than proprietary information or internally prepared memoranda and reports; provided that Seller may deliver possession of any such records and documents to Buyer at the Property or at the office of its property manager. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices. Buyer shall permit Seller to have access to such records and files, for the sole purpose of preparing Seller's tax returns, upon reasonable prior notice at all reasonable times for a period of six (6) months after the Closing Date;

               (vii) if any tenant security deposits are in a form other than cash, Seller will provide documents necessary to permit assignments of such deposits to Buyer at Closing and will reasonably cooperate with Buyer after Closing to ensure that such non-cash security deposits are transferred to Buyer without recourse and Seller shall pay any bank fees in connection with such assignments;

               (viii) a resolution of Seller authorizing the execution of this Agreement, the conveyance documents and all other documents to be executed by Seller and the performance by Seller hereunder;

               (ix) Seller's Non-Foreign Certification in the form attached as EXHIBIT J;

               (x) notices to the tenants at the Property in the form attached as EXHIBIT K, executed by Seller (or Seller's manager) informing them of the change in ownership of the Property;

               (xi) possession of the Property, subject only to the Leases and the Permitted Exceptions;

               (xii) payment of the Assumption Fee and all other costs allocated to Seller pursuant to this Agreement; and

               (xiii) all documents and instruments necessary to effect the Loan Assumption in a form reasonably acceptable to Seller, executed by Seller and First Mortgagee, if applicable.

               Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

          (c) At or before the Closing, Buyer shall deliver to Title Company or as applicable to Seller the following:

               (i) the Purchase Price, as adjusted for prorations;

               (ii) executed Assignment and Assumption Agreement;

               (iii) executed Bill of Sale;

               (iv) a resolution of Buyer authorizing the execution of this Agreement, the conveyance documents to which Buyer is a party and all other documents to be executed by Buyer and the performance by Buyer hereunder;

               (v) any documents reasonably requested by Title Company, Seller or the Title Company to evidence Buyer's capacity and authority to execute this Agreement, all documents to be executed by Buyer hereunder, and to consummate Closing;

               (vi) a certificate by Buyer to the effect that all of the representations and warranties of Buyer set forth in this Agreement remain true, correct and complete in all material respects as of the Closing Date; and

               (vii) all documents and instruments necessary to effect the Loan Assumption, executed by Buyer, payment of all costs and expenses relating to the Loan Assumption other than the Assumption Fee and any costs allocated to Buyer pursuant to this Agreement, if applicable.

          (d) Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company to close the escrow and consummate the purchase of the Property in accordance with the terms hereof, including, without limitation, a settlement statement (the "Settlement Statement") setting forth the charges, credits and adjustments to each party and closing escrow instructions consistent with the terms and provisions of this Agreement.

          (e) The following items shall be prorated as of 11:59 p.m. on the date immediately preceding the Closing Date and the net amount thereof shall be added to or deducted from, as the case may be, the amount of the Purchase Price to be paid at the Closing:

               (i) general real estate (including without limitation, vault and business district charges), personal property and ad valorem taxes and assessments for the current tax year of the Property;

               (ii) taxes, water, sewer and front foot benefit charges, and charges for electricity, gas, telephone and other utilities and license fees shall be prorated as of the Closing Date unless such utilities are billed to and paid directly by a tenant currently in possession of a portion of the premises under a Lease, in which event no proration shall be made except to the extent any such charges have been paid by Seller;

               (iii) rent and other income accruing for or arising from operation of the Property under the Leases (to the extent monies have actually been collected therefor);

               (iv) any amounts prepaid or payable under any contracts pertaining to the Property;

               (v) all other income and expenses relating to the Property;

               (vi) any other items that are customarily prorated in transactions of this nature; and

               (vii) any and all unapplied cash security deposits, prepaid rent and all interest earned thereon (to the extent interest is required to be paid to tenant under applicable state law or the applicable lease) shall be a credit to Buyer at Closing provided that Buyer assumes by written instrument delivered on the Closing Date the obligation for proper disposition of the security deposits and prepaid rent as provided in the Lease. Seller shall be fully liable for any wages and other amounts due and owing any employees at the Property which have accrued up to the date of Closing. Seller shall retain and Buyer shall not be entitled to any credit for the deposits, if any, made by Seller in connection with the provision of electric, sewer, water, telephone and other utility services to the Property unless Seller elects otherwise in writing. Buyer shall be responsible for making all arrangements for the continuation of utility service.

     Seller shall retain any and all deposits and escrows relating to the Loan, or shall receive a credit to the Purchase Price if such deposits or escrows are assumed by Buyer.

     For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the date of the Closing and based upon the actual number of days in the month and a three hundred sixty-five
(365) day year. The amount of such prorations shall initially be performed by Seller and mutually agreed to by the parties prior to Closing, but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. Seller and Buyer agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty
(60) days after the tax bills for the applicable period are received).

               (viii) The term "RENT" as used herein shall mean all rents collected, including any percentage rent and any accrued tax and operating expense escalation, charges and other revenue of any kind generated from or in connection with the Leases. All items of income collected and expense accrued for the period prior to the Closing will be for the account of Seller and all items of income collected and expense accrued for the period on and after the Closing will be for the account of Buyer. If amounts are received by Buyer, or by Buyer's managing agents for the Property, after the Closing Date which are for periods prior to the Closing Date, Buyer shall remit or direct the recipient to remit such amounts promptly to Seller, provided that amounts received shall first be applied to pay rents pertaining to the month in which the Closing occurs, next to pay current rents due after the Closing Date and thereafter amounts received shall be applied to delinquent rent accrued prior to the Closing Date. If amounts are received by Seller after the Closing Date for any period from or after the Closing Date, Seller shall remit such amounts promptly to Buyer. Seller shall have no right to pursue any legal rights and remedies against a tenant for any delinquent rents after the Closing Date. Buyer hereby expressly agrees to use commercially reasonable efforts to collect on behalf of Seller all rents and other income due Seller for periods prior to the date of Closing. Percentage rents collected for periods including the Closing Date shall be prorated between Seller and Buyer on a per diem basis. Buyer shall remit Seller's share of any such percentage rents within three (3) business days of receipt by Buyer.

               (ix) With respect to expenses of the Property which are chargeable to the tenants pursuant to the provisions of the Leases (including, without limitation, real estate tax reimbursements paid by the tenants) (the "CAM Charges"), Seller shall determine (1) the amount of those expenses paid or payable by Seller from January 1 in the year in which the Closing occurs through the date of Closing or, with regard to taxes and assessments, the amount of the proration thereof charged to Seller and (2) the amount tenants have paid to Seller from January 1 in the year in which Closing occurs until the date of Closing as the tenants' pro rata share of such tenant expenses. If accurate allocations of CAM Charges, accounts receivable, or any other expenses cannot be made at Closing because current bills are not obtainable, the parties shall allocate such expenses at Closing on the best and most current information available, subject to adjustment in cash as soon as reasonably possible after the Closing when final bills or other evidence of the applicable expenses are received, but such adjustment shall be made no later than eight (8) months after the Closing Date. Buyer and Seller shall make an adjustment in cash in accordance with the provisions of this Section 8(e)(ix). The CAM charges shall be apportioned as follows: all amounts paid prior to the Closing Date for periods prior to the Closing Date shall be retained by Seller; and all amounts paid by the Tenants to reimburse for charges accruing for the period beginning on, and continuing after the Closing Date, shall be retained by Buyer when collected. If, as of the Closing Date, the Tenants have been billed and have paid estimated reimbursements for charges accruing on or after the Closing Date, such collected amounts shall be prorated as of the Closing Date, and, when such estimates are reviewed to compare with actual expenses, Buyer shall notify Seller and Seller shall return any amounts received in excess of actual expenses and provided that such amounts were actually collected from such Tenants, Buyer shall pay Seller amounts charged to the Tenants for shortfalls in the estimate, all prorated as of the Closing Date. Seller shall not be liable for any refunds of operating cost pass-throughs unless Buyer has given notice of such refunds to Seller not later than eight (8) months from the Closing Date, provided Seller has the opportunity to review and reasonably approve the determination of any such refund. In connection with these adjustments, Buyer agrees that Seller shall have access to and shall be entitled, upon reasonable prior notice, to review at reasonable times all books, records and other accounting information in Buyer's control or possession or available to Buyer related to the computation and collection of such CAM Charges from the various tenants.

               (x) Those items described in the Settlement Statement executed by the parties hereof of even date herewith.

               (xi) Insurance Policies. Premiums on insurance policies will not be adjusted and such insurance policies shall be terminated as of the Closing Date.

               (xii) If the Purchase Price is not so received by the Title Company's depository bank by 2:00 PM on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date.

          (f) The costs incurred in this transaction shall be allocated as follows:

               (i) Buyer shall pay the fee for the title examination and the Commitment and the premium for the Title Policy to be issued to Buyer by the Title Company at Closing and for all endorsements thereto, the cost of the Survey ordered by Buyer, all of Buyer's due diligence costs, all of Buyer's consultant fees and costs of Buyer's inspection.

               (ii) Buyer and Seller each shall pay fifty percent (50%) of the cost of all transfer, recordation, documentary, and any other taxes and stamps and recording fees applicable to the sale including all state, and local recordation taxes in connection with the recordation of the Deed.

               (iii) Each party shall pay its own legal fees and expenses and 50% of all escrow charges.

               (iv) Seller shall pay the Assumption Fee.

          (g) The provisions of Section 8(e) and (f) shall survive the Closing for a period of one (1) year.

     9. Representations and Warranties of Seller.

          (a) Seller hereby represents and warrants to Buyer as of the date hereof and as of the date of Closing as follows:

               (i) Organization and Authority. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is in good standing and authorized to transact business under the laws of the District of Columbia. Seller has full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transactions contemplated by this Agreement. All documents executed by Seller which are to be delivered to Buyer at Closing are or at the Closing will be duly authorized, executed and delivered by Seller, and are or at the Closing will be the legal, valid and binding obligations of Seller, and do not and at the Closing will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

               (ii) Service and Maintenance Contracts. To Seller's knowledge all equipment leases, maintenance agreements, leasing commission agreements, service and management contracts (the "Service Contracts") are set forth on EXHIBIT L attached hereto, other than the agreement with Seller's property manager which will be terminated by Seller. On the date hereof, to the knowledge of Seller, Seller has neither received from, nor sent to, any provider under any current Service Contract any written notice with respect to a material default by any party thereto beyond any applicable grace period which has not been cured, remedied or addressed, and to the knowledge of Seller, there is no state of facts which, with notice, the passage of time or both, would ripen into a material default by any party to any of the Service

Contracts. Seller shall assign to Buyer as of the Closing Date (and Seller shall have no obligation to terminate) all Service Contracts (except for the management agreement), provided they are either terminable upon 30 days advance written notice or terminate by their own terms on or before the Closing Date (a "Terminable Contract") to the extent that Buyer has not requested that Seller terminate such Service Contract by sending written notice thereof to Seller on or prior to the expiration of the Study Period or if not a Terminable Contract, are not objected to by Buyer on or before the end of the Study Period.

               (iii) Hazardous Substances. Except as otherwise described in the Due Diligence Materials and in the Environmental Site Assessment prepared by ECS Ltd. dated 1/7/00, to Seller's knowledge, (i) the Property has not been used by Seller for the generation, treatment, storage or disposal of any Hazardous Substances during the period in which Seller has owned the Property other than incidental usage in accordance with applicable laws including office supplies, cleaning materials or other items which are sold for consumer use or typically used in the operation, maintenance and/or repair of buildings containing commercial office space; and (ii) there are no storage tanks located on or under the Property except as disclosed on EXHIBIT O. For the purposes of this Section 9(a)(v), "Hazardous Substances" shall mean "hazardous substances" defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et. seq., the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Emergency Planning Right to Know Act (42 U.S.C. Section 1101 et seq.), the Endangered Species Act (160 U.S.C. Section 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Hazardous Materials Transportation Act (490 U.S.C. Section 1801 et seq.) or any other federal, district or local law, ordinance, rule, regulation, order or requirement relating to environmental conditions or human health and regulations adopted pursuant to said laws, all as amended from time to time.

               (iv) Litigation. Except as otherwise described on EXHIBIT L attached hereto, and except proceedings related to claims for personal injury or damage to property due to events occurring at the Property which are covered by insurance, Seller has not received a written notice of any judgments, liens or claims by any governmental authorities, pending at law or in equity, or threatened (i) against or relating to the Property or (ii) against or relating to the Seller which might interfere in a material respect with the transaction contemplated by this Agreement or otherwise affect in a material way the Property or Seller's ability to consummate the transaction contemplated hereby.

               (v) Except as provided on Schedule 9(a)(v), on the date of the Closing, there shall be no leasing commissions, payments for tenant improvements or tenant allowances due or owing, or to become due and owing, in connection with any Existing Leases (as hereinafter defined), and Seller shall pay and discharge in full on or before Closing all obligations to pay any leasing commissions, tenant improvements or tenant allowances with respect to the Existing Leases, except for leasing commissions with respect to renewals or extensions of Modified Leases or New Leases entered into after the date hereof, which leasing commissions, tenant improvements and/or tenant allowances shall be paid pursuant to the terms of Section 11(b) hereof.

               (vi) Condemnation. Seller has not received any written notice of any pending or threatened condemnation relating to the Property.

               (vii) Assessed Value. Except as otherwise described in the Due Diligence Materials, Seller has not received a written notice of any pending or proposed special assessments affecting the Property.

               (viii) No Foreign Entity. Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder, and Seller agrees to execute, acknowledge and deliver to Buyer, at Closing, a certification of non-foreign status (the "FIRPTA Affidavit") in the form set forth and attached hereto as
EXHIBIT I..

               (ix) No Violations. Except as set forth on EXHIBIT N, Seller has not received any written notice from a governmental entity of a claim that the Property does not comply with all laws, ordinances, rules and regulations; to Seller's knowledge, Seller has not received any written notification of a change in the zoning classification of the Property.

               (x) Leases. Seller has provided true and correct copies of all Leases and amendments thereto pertaining to the Property, all of which are listed on the Rent Roll. Except for the Leases and amendments provided by Seller to Buyer, Seller has not (i) entered into any leases or other rental agreements covering any part of the Property and (ii) granted any option to purchase, right of first refusal or right of first offer with respect to all or any part of the Property. To Seller's knowledge, Seller has not modified in any material respect the financial obligations of tenant under the leases and amendments provided to Seller. The Rent Roll attached as Exhibit E is true and correct in all material respects. To Seller's knowledge, there are no defaults by Tenants under the Leases. There are no rent credits, rent offsets, free rent, tenant allowances or other money owed to Tenants under any of the Leases. To Seller's knowledge, there are no tenants or other parties in possession of any part of the Property, except tenants under the Leases or as may be otherwise set forth in the Permitted Exceptions, and to Seller's knowledge, no one other than tenants under the Leases or permitted subtenants thereunder have any right to occupy any part of the Property. There are no security deposits or other deposits (including those held as letter of credit) other than those listed on EXHIBIT E. The representations set forth in this Section 9(x) shall automatically terminate as it relates to any Lease for which a Tenant Estoppel is delivered to Buyer.

               (xi) Attached as Schedule 9(a)(xi) are true and complete copies of all of the Loan Documents. To Seller's knowledge, no Event of Default exists under the Loan Documents.

               (xii) To Seller's knowledge, all documents and records to be delivered comprising the Due Diligence Materials are true, correct and complete copies of the documents and records purported to be delivered thereunder.

               (xiii) Seller has no employees and no pension plans or employee benefit plans.

               (xiv) Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the follow persons: (a) Andrew J. Czekaj and (b) T. Michael Scott and (c) Joyce Jolly (the Property Manager of the Property). The Designated Employees are acting in the capacity as agent or employee of Seller and shall have no personal liability with respect to any representations, warranties or covenants of Seller in this Agreement. Whenever it is stated in this Agreement that Seller has received no notice of a particular matter, it is intended to mean only that the Designated Employees have received no written notice of such matter. Information actually known to the Designated Employee excludes information of which the Designated Employee has constructive or implied knowledge or notice (but not actual knowledge).

          (b) Survival of Seller's Representations and Warranties. Except as otherwise set forth in Section 9, the representations and warranties of Seller set forth in Section 9 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing until the earlier to occur of
(i) December 31, 2006 or (ii) the date which is one (1) year after Closing. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to or at Closing. In the event Buyer obtains knowledge prior to Closing which renders any of the representations and warranties made by Seller inaccurate in any material respect and Buyer nevertheless proceeds to Closing, Buyer shall be deemed to have waived its right to rely upon the applicable representation and warranty with respect to which Buyer had knowledge of inaccuracies prior to or at the Closing. Seller shall have no liability to Buyer for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said one (1) year period. Buyer agrees to first seek recovery under any insurance policies prior to seeking recovery from Seller, and Seller shall not be liable to Buyer if Buyer's claim is satisfied from such insurance policies. Notwithstanding anything to the contrary herein, the maximum aggregate amount which may be awarded to or collected by Buyer under this Agreement (including, without limitation, for any breach of representations and warranties contained herein), and any and all documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, Bill of Sale and Assignment and Assumption Agreement, or for any reason whatsoever, shall under no circumstances whatsoever exceed Five Hundred Thousand ($500,000.00) (the "Cap"). At Closing, Seller shall place Two-Hundred Fifty Thousand Dollars ($250,000) into escrow with Commercial Title Group, Inc. to be held as security for any claims brought by Buyer after Closing relating to a breach of a representation or warranty as contemplated in this Section 9(b) until the earlier to occur of (i) December 31, 2006 or (ii) the date which is one (1) year after Closing. In the event written notice of such breach has not been given by Buyer to Seller prior to the expiration of said aforementioned time period, the funds shall automatically be released by Commercial Title Group, Inc. and forwarded to Seller. This provision shall survive Closing.

          (c) Change in Representation and Warranty. Seller shall have the right, prior to Closing, to give Buyer written notice of any changed conditions with respect to any of Seller's representations and warranties made in Section 9 hereof which changed conditions ("Changed Conditions") (other than with respect to the representations and warranties in Section 9(i) would otherwise prevent Seller from remaking the representations and warranties as of the Closing Date and Seller's representations and warranties shall be deemed to have been modified by all statements made in such notice of Changed Conditions. If such Changed Conditions result from circumstances which are beyond Seller's reasonable control or which result from the acts or omissions of parties other than Seller, then the failure of Seller to remake the applicable representation(s) and warranty(ies) shall not be deemed a breach of this Agreement; provided, however, if such Changed Conditions are material, Buyer may upon written notice to Seller, elect to terminate this Agreement. This provision shall survive Closing.

          (d) No Personal Liability. No constituent partner, member, shareholder or other person or entity in or agent of Seller, nor any advisor, trustee, director, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement, or any amendment or amendments to this Agreement made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This provision shall survive Closing.

     10. Representations and Warranties of Buyer.

          Buyer hereby represents and warrants to Seller as of the date hereof and as of the date of Closing as follows:

          (a) Organization and Authority. Buyer is a corporation, duly organized and validly existing under the laws of the State of Maryland and is in good standing under the laws of the State of Maryland. Buyer has the full right and authority to enter into this Agreement and to acquire the Property and to consummate or cause to be consummated the transactions contemplated by this Agreement. All documents executed by Buyer which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the Closing will not violate any provisions of any agreement to which Buyer is a party or to which it is subject. No authorization, consent, order, approval or license from, filing with, or other act by any governmental authority or other person is or will be necessary to permit the valid execution and delivery by Buyer of this Agreement or the performance by Buyer of the obligations to be performed by it under this Agreement.

          (b) Funds. Buyer shall furnish all of the funds for the purchase of the Property and such funds will not be from sources of funds or properties derived from any unlawful activity.

          (c) Bankruptcy. No attachment, execution, assignment, for the benefit of creditors or voluntary proceedings in bankruptcy has been commenced by the Buyer and, to the Buyer's knowledge, no such action has been contemplated or threatened, nor has any involuntary proceedings in bankruptcy been commenced against the Buyer.

          (d) Confidentiality. Buyer acknowledges that all information with respect to the Property furnished to Buyer by or on behalf of Seller (collectively, the "CONFIDENTIAL INFORMATION"), is and has been so furnished on the condition that Buyer maintains the confidentiality thereof. Accordingly, Buyer shall, and shall cause its attorneys, members, partners, shareholders, consultants, directors, officers, employees, agents, contractors and representatives (collectively, the "BUYER PARTIES") to, hold in strict confidence, and not disclose to any other person or entity without the prior written consent of Seller until the Closing shall have been consummated, any of the Confidential Information in respect of the Property delivered to Buyer by Seller or any of its agents, representatives, directors, officers or employees. If the Closing does not occur and this Agreement is terminated, Buyer shall promptly return, or cause to be returned, to Seller all copies of such Confidential Information without retaining, or permitting retention of, any copy thereof. In the event of a breach or threatened breach by Buyer or its agents or representatives of this Section 10(d), Seller shall be entitled to an injunction restraining Buyer or any of the Buyer Parties from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such Confidential Information (i) on a need-to-know basis to its employees, its title insurer and members of professional firms serving it in connection with this transaction, including, without limitation, its attorneys, architects, environmental consultants and engineers, and its clients provided such employees, title insurer and members of professional firms agree to hold such information in strict confidence; (ii) as any governmental agency or authority may require in order to comply with applicable laws or regulations (including without limitation disclosure by Buyer, as determined necessary by Buyer in its sole discretion, in any registration statement or other filing with the U. S. Securities and Exchange Commission; and (iii) if required by an order of any court of competent jurisdiction.

          (e) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

          (f) Buyer Reliance. Buyer is experienced in and knowledgeable about the ownership and management of commercial real estate properties, and has relied and shall rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Notwithstanding the fact the Buyer has received certain information from Seller or its agents or consultants, Buyer has relied solely upon and shall continue to rely solely upon its own analysis and shall not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in Section 9(a).

          (g) None of the Buyer or any of its underlying beneficial owners have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other anti-money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. Section 1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder (collectively, the "Patriot Act"), or any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), or (ii) in contravention of Executive Order No. 13224 issued by the President of the United States on September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time ("Executive Order 13224") or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.

          (h) None of the Buyer or any of its underlying beneficial owners is or will be a person or entity (i) that is listed in the Annex to or is otherwise subject to the provisions of Execute Order 13224, (ii) whose name appears on OFAC's most current list of "Specifically Designed Nationals and Blocked Persons," (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in Executive Order 13224, or (iv) who has been associated with or is otherwise affiliated with any entity or person listed above.

          (i) Survival. This Section 10 shall survive Closing or any termination of this Agreement for a period of one (1) year..

     11. Covenants of Seller.

          (a) Seller agrees that from the date of this Agreement to the Closing, it will: (i) operate the Property only in a commercially reasonable manner, and use its reasonable efforts to preserve its relations with tenants and others having business dealings with it; (ii) operate and maintain the Property as required by the Leases, and otherwise maintain the Property in its present condition, make all necessary repairs (including repairs to building systems), and deliver the Property as of the Closing substantially in the condition it is in on the Effective Date, ordinary wear and tear, and damage by fire or other casualty excepted; (iii) maintain Seller's current fire and casualty insurance (such insurance to be canceled by Seller promptly after the Closing, subject to resolution of any pending claims thereunder and with tail insurance if such coverage is claims made coverage);
(iv) not mortgage or encumber any part of the Property or take or suffer any other action affecting title to the Property, nor enter into any loan secured by the Property, without the prior written consent of Buyer; (v) not make any commitment or incur any liability to any labor union, through negotiations or otherwise, with respect to the Property; and (vi) not become a party to any new licenses, equipment leases, contracts or agreements of any kind relating to the Property other than Leases, except as set forth below and such contracts or agreements as will be terminated at or prior to Closing without cost or expense to Buyer or contracts which Buyer agrees in its sole discretion to assume at Closing, without having obtained in each case the prior written consent of Buyer. Seller agrees it will not take any of the aforementioned actions in this
Section 11(a) from the date of this Agreement to the expiration of the Study Period without providing Buyer with 2 days prior written notice, provided, however, that during such period, Buyer's consent is not required.

          (b) Seller agrees that from the expiration of the Study Period until the Closing, it will: (i) not cancel or terminate (except for nonpayment of rent in the case of Leases), modify or amend any of the Leases, or accept surrender thereof, enter into any new leases, or consent to the assignment, subletting or mortgaging of any lease or space, without having obtained in each case the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed (any such approved new Leases being herein referred to as "NEW LEASES" and the Leases to be modified or amended by any such approved modification or amendment being referred to herein as the "MODIFIED LEASES"); (ii) execute and deliver in the ordinary course of business all New Leases and modifications or amendments of Modified Leases approved by Buyer in accordance with clause (i);
(iii) comply with and perform all provisions and obligations to the complied with and/or performed by the Seller under Leases, the New Leases and the Modified Leases; (iv) promptly provide Buyer with copies of all written notices delivered or received under the Leases, New Leases or Modified Leases, and all sales reports and correspondence received from tenants, neighboring property owners, any insurance company which carries insurance on the Property, any governmental authorities, or from any other person or entity with respect to the Property or any portion thereof; and (v) use reasonable efforts prior to the Closing Date to satisfy all conditions to Closing. Seller agrees it will not take any of the aforementioned actions in this Section 11(b) from the date of this Agreement to expiration of the Study Period without providing Buyer with 2 days prior written notice, provided, however, that during such period Buyer's consent is not required..

          (c) In the event that the Closing occurs hereunder and the Buyer shall have approved the Seller's entry into any New Leases or the modification or amendment of any Existing Leases in accordance with clause (i) of Section 11(b), then the Buyer shall pay to the Seller at closing: (X) on account of each New Lease an amount equal to the sum of the leasing commissions incurred in connection with such New Lease, plus the amount of all tenant work and tenant allowances paid by the Seller under such New Lease and Buyer shall be liable for any remaining leasing commissions, tenant work and tenant allowances due under such New Lease and (y) on account of each Modified Lease, an amount equal to the sum of the leasing commissions incurred in connection with the modification or amendment of such Modified Lease, plus the amount of all tenant work and tenant allowances paid by the Seller as a result of the modification or amendment of such Modified Lease and Buyer shall be liable for any remaining leasing commissions, tenant work and tenant allowances due under such Modified Lease. Buyer shall be responsible for payment of all leasing commissions and costs of tenant work/improvements in connection with Existing Leases after the date of Closing with respect to any expansion, option to renew or extend the Lease or any unexercised termination or cancellation right.

          (d) Seller shall promptly advise Buyer of any written notice of litigation received by Seller that may affect the ownership or operation of the Property.

          (e) Seller shall use commercially reasonable efforts to obtain and deliver to Buyer prior to the Closing Date, Tenant Estoppels from all of the tenants under all of the Leases provided, however, Seller shall only be required to provide Tenant Estoppels as provided in Section 6(a) hereto.

          (f) Seller shall not affirmatively encumber the Property, except as required by court order or as required by law.

          (g) Seller shall not list the Property or any part thereof with any broker or otherwise solicit or make or accept any offers to sell the Property or any part thereof, engage in any discussions or negotiations with respect to the sale or disposition of the Property or any part thereof with any third party, or enter into any contract, agreement or letter of intent regarding the disposition of the Property or any part thereof.

     12. Casualty; Condemnation.

          (a) If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Buyer written notice of such damage. If the cost of repairing such damage is not in excess of One Million and xx/100 Dollars ($1,000,000.00), then Buyer shall have the right at Closing to receive, to the extent such sums have not been expended on repair work, (1) all insurance proceeds payable as a result of such loss plus payment by Seller of any and all deductibles other than claims and proceeds for rent loss insurance for periods prior to the Closing Date, or (2) an assignment of Seller's rights to such insurance proceeds without recourse plus payment by Seller of any and all deductibles, and this Agreement shall continue in full force and Seller shall have no obligation to repair such damage. If the cost of repairing damage from such casualty is greater than One Million Dollars ($1,000,000.00), then Buyer shall have the right, for a period of ten (10) days from the date of notice of the amount of damage caused by the casualty, to terminate this Agreement by giving written notice of termination to Seller within such period. Upon such termination, the parties hereto shall be released of any further liability hereunder except for provisions which survive a termination and except that (i) Buyer shall be entitled to a return of the Deposit and (ii) Buyer shall return any Confidential Information. If Buyer fails to notify Seller within such period of Buyer's intention not to terminate this Agreement, then Buyer shall be deemed to have terminated the Agreement. If such proceeds have not yet been received by Seller, then Seller's rights to such proceeds shall be assigned to Buyer at Closing without recourse and Seller shall have no obligation to repair such damage.

          (b) If, prior to the Closing Date, any condemnation or eminent domain proceedings shall be commenced by any competent public authority against the Property, Seller shall promptly give Buyer written notice thereof. Upon notice of the commencement of any such proceedings (from Seller or otherwise) and in the event that the taking of such Property shall materially interfere with the operation of the Property, Buyer shall have the right to either (i) accept the Property subject to the proceedings, whereupon any award (less Seller's costs and expenses of pursuing and participating in such proceedings) (the "Costs") shall be paid to Buyer and Seller shall deliver to Buyer at Closing, without recourse, all assignments of such award to Buyer, or (ii) terminate this Agreement by giving written notice to Seller to that effect within ten (10) days from the date Buyer receives notice of the proceedings. If this Agreement is terminated by Buyer as aforesaid, the parties hereto shall have no further liability hereunder except as otherwise expressly provided herein and except that (i) Buyer shall be entitled to a return of the Deposit and (ii) Buyer shall return any Confidential Information. In the event Buyer fails to notify Seller within such period of Buyer's intention not to terminate this Agreement, then Buyer shall be deemed to have terminated this Agreement. Seller shall have no obligation to repair or restore the Property or any portion thereof.

     13. Disclaimers.

          EXCEPT AS SET FORTH IN SECTIONS 9(A) AND 16(T) HEREOF, SELLER DISCLAIMS THE MAKING OF ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PROPERTY OR MATTERS AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, THE EXISTENCE OF WETLANDS ON THE PROPERTY, THE QUALITY OF ANY WORK OR MATERIALS USED IN CONNECTION WITH THE IMPROVEMENTS ON THE PROPERTY, TITLE TO OR THE BOUNDARIES OF THE PROPERTY, PEST CONTROL MATTERS, SOIL CONDITION, HAZARDOUS WASTE, TOXIC SUBSTANCE, MOLD, PETROLEUM OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, THE DEVELOPMENT POTENTIAL OF AND/OR REQUIREMENTS TO DEVELOP THE PROPERTY AND THE PROPERTY'S USE, FITNESS, VALUE OR ADEQUACY FOR ANY PARTICULAR PURPOSE, AND ALL OTHER INFORMATION PERTAINING TO THE PROPERTY. BUYER, MOREOVER, ACKNOWLEDGES (I) THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INDEPENDENT INVESTIGATION, INSPECTION, ANALYSIS, EXAMINATION AND EVALUATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND ALL OTHER RELEVANT FACTS AND CIRCUMSTANCES AND (II) THAT, EXCEPT AS SET FORTH IN SECTIONS 9(A) AND 16(T) HEREOF, BUYER IS NOT RELYING UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER, SELLER'S AGENTS, BROKERS, MANAGEMENT AGENT OR ANYONE ELSE ACTING OR CLAIMING TO ACT ON SELLER'S BEHALF CONCERNING THE PROPERTY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY). BUYER FURTHER ACKNOWLEDGES THAT IT HAS NOT

RECEIVED FROM SELLER ANY INVESTMENT, ACCOUNTING, TAX, LEGAL, ENVIRONMENTAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT OR OTHER ADVICE WITH RESPECT TO THIS TRANSACTION AND IS RELYING SOLELY UPON THE ADVICE OF ITS OWN INVESTMENT, ACCOUNTING, TAX, LEGAL ENVIRONMENTAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT AND OTHER ADVISORS. SUBJECT TO THE PROVISIONS OF SECTIONS 9(A) AND 16(T) OF THIS AGREEMENT, BUYER SHALL ACCEPT THE PROPERTY IN ITS "AS-IS, WHERE-IS" CONDITION, WITH ALL FAULTS, ON THE CLOSING, AND THAT NO PATENT OR LATENT DEFECT IN THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY, WHETHER OR NOT KNOWN OR DISCOVERED, SHALL AFFECT THE RIGHTS OF EITHER PARTY HERETO, AND ASSUMES THE RISK THAT ADVERSE PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

          BUYER ACKNOWLEDGES THAT IT WILL HAVE THE OPPORTUNITY TO INSPECT THE PROPERTY DURING THE INSPECTION PERIOD, AND DURING SUCH PERIOD, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND THE OPPORTUNITY TO CONDUCT SUCH INVESTIGATION AND STUDY ON AND OF THE PROPERTY AND ADJACENT AREAS AS BUYER DEEMS APPROPRIATE, AND BUYER HEREBY RELEASES SELLER AND ASSET MANAGER FROM ALL RESPONSIBILITY AND LIABILITY TO BUYER, INCLUDING WITHOUT LIMITATION, LIABILITIES UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (42 U.S.C. SECTIONS 9601 ET SEQ.), AS AMENDED ("CERCLA"), REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF HAZARDOUS MATERIALS OR OTHER MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER FURTHER HEREBY WAIVES (AND BY CLOSING THIS TRANSACTION WILL BE DEEMED TO HAVE WAIVED) ANY AND ALL OBJECTIONS TO OR COMPLAINTS AGAINST SELLER REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE AND COMMON LAW BASED ACTIONS), OR ANY PRIVATE RIGHT OF ACTION UNDER, STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CERCLA AND RCRA, PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER

FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 13, THIS SECTION SHALL NOT (I) REQUIRE BUYER TO DISCHARGE OR INDEMNIFY SELLER AGAINST OR RELEASE SELLER FROM ( AND SELLER IS NOT HEREBY INDEMNIFIED, DISCHARGED OR RELEASED BY BUYER REGARDING) CLAIMS BROUGHT BY THIRD PARTIES AGAINST SELLER, AND (II) PRECLUDE THE EXERCISE OF ANY RIGHT BUYER MAY NOW OR HEREAFTER HAVE TO MAKE OR FILE CLAIMS OR ACTIONS AGAINST SELLER FOR CONTRIBUTION OR TO OTHERWISE IMPLEAD SELLER AS A PARTY IN ANY PROCEEDINGS INITIATED BY A THIRD PARTY WHERE SUCH PROCEEDING CONCERNS THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS OF HAZARDOUS MATERIALS OR OTHER MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION, AND WHERE SELLER SHALL BE LIABLE TO THIRD PARTY IF THEY HAVE VALID CLAIM THAT THE PRESENCE OR RELEASE OF SUCH MATERIALS OR SUBSTANCES OCCURRED DURING SELLER'S OWNERSHIP OF THE PROPERTY.

          BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION 13 AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION 13 ARE A MATERIAL PART OF THIS AGREEMENT. THE DISCLAIMER CONTAINED IN THIS SECTION 13 SHALL NOT MERGE WITH THE TRANSFER OF THE PROPERTY AND SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT, WITHOUT ANY LIMITATION AS TO A SURVIVAL PERIOD.

          By signing in the space provided below in this Section 13, Buyer acknowledges that it has read and understood the provisions of this Section 13.

          BUYER:

          ______________________________
          ______________________________
          ______________________________
          ______________________________

     14. Remedies.

          (a) If at the Closing, Seller is unable to satisfy all of the terms and conditions precedent to Closing attributable to Seller as set forth in this Agreement and Buyer is not otherwise in default hereunder, and Buyer does not elect to close, then Buyer, in its sole discretion, shall be entitled, as its sole and exclusive right and remedy, and in lieu of any other rights and remedies at law or in equity, and except as set forth otherwise in Section 9, to elect either (i) to terminate this Agreement and receive a return of the Deposit together with an amount equal to the lesser of $100,000 or Buyer's third party out of pocket costs (including, without limitation, attorneys' and consultants' fees) incurred by Buyer in connection with Buyer's purchase of the Property, provided that Buyer furnishes Seller with reasonably detailed documentation and invoices supporting such costs, and no party shall have any further liability or obligation to any other party under this Agreement, except for those obligations or liabilities which survive a termination of this Agreement, or (ii) to enforce the right of specific performance of Seller's obligation to convey the Property to Buyer in accordance with the terms of this Agreement. If the Closing does not occur, Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the District of Columbia, on or before thirty (30) days following the date upon which Closing was to have occurred, provided this Agreement has not been extended as permitted hereunder. Buyer hereby waives and releases all other claims for damages and other remedies against Seller for non-performance and expressly acknowledges and agrees that in no event shall any officer, director, member, partner, or shareholder of Seller ever have any liability hereunder. Upon termination of this Agreement, Buyer shall deliver to Seller copies of all Confidential Information including all third party studies, investigations and reports of the Property or any portion thereof obtained by or on behalf of Buyer.

          (b) In the event Buyer does not satisfy all of the terms and conditions precedent to Closing attributable to Buyer as set forth in this Agreement then Seller shall be entitled, as its sole and exclusive remedy for Buyer's default and as liquidated damages and not as a penalty, to the Deposit insofar as it would be extremely impracticable and difficult to estimate the damage and harm which Seller would suffer due to such failure, and insofar as a reasonable estimate of the total net detriment that Seller would suffer is the amount of the deposit. Notwithstanding the foregoing, liquidated damages shall not apply to any duty, obligation, liability or responsibility which Buyer may have under the indemnity provisions attributable to Buyer under this Agreement, as to which Seller shall have all rights and remedies provided for or allowed by law or in equity, including, without limitation, specific performance. Seller hereby expressly acknowledges and agrees that in no event shall any officer, director, member, partner or shareholder of Buyer ever have any liability hereunder.

          (c) If any title defect or other matter not caused by or on behalf of Seller which would entitle Buyer to terminate this Agreement shall first arise after the end of the Study Period and prior to the Closing, Seller may elect, by written notice to Buyer, to cure such defect or other matter by causing it to be removed, insured over or bonded and Seller may adjourn the Closing for up to thirty days to do so. Nothing contained in this Section 14(c) shall require Seller to cure any such title defect or other matter or to incur any expense to do so unless it has provided Buyer with written notice that it intends to do so.

     15. Possession. Buyer shall have as a condition precedent to Closing, the right of possession of the Property on the Closing Date, subject to possession by tenants or occupants under the Leases.

     16. Miscellaneous.

          (a) Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

          If to Seller:

          1025 Vermont Investors, L.L.C.
          c/o Cambridge Holdings Limited Partnership
          560 Herndon Parkway, Suite 210
          Herndon, Virginia 20170
          Attention: Andrew J. Czekaj
          Telecopier No: 703-709-0638

          with a copy to:

          Wilmer Cutler Pickering Hale and Dorr LLP
          1801 Pennsylvania Avenue, N.W.
          Washington, D.C. 20006
          Attention: Steven S. Snider, Esq. and Kathleen M. Weinstein, Esq. Telecopier No: (202) 663-6363

          If to Buyer:

          Columbia Equity Trust, Inc.
          1750 H Street, N.W.
          Washington, D.C. 20006
          Attention: Oliver T. Carr, III
          Telecopier No: (202) 303-3078

          With a copy to:

          Hunton & Williams LLP
          1900 K Street, N.W.
          Washington, D.C. 20006
          Attention: John M. Ratino, Esq.
          Telecopier No: (202) 778-2201

          If to the Title Company:

          Commonwealth Land Title Insurance Company
          1015 15th Street, NW
          Washington, DC 20005
          Attn: Sarah E. Webb
          Telecopier No: (202) 737-4108

or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided for in this Section for the service of notices. All courtesy copies of notices sent to the parties listed above as receiving copies shall be given in the same manner as the original notice that was sent but shall not be a prerequisite to the effectiveness of any notice.

     Unless otherwise specified herein, such notices or other communications shall be deemed to be effective: (i) one (1) business day after deposit with the courier if sent by Federal Express or other recognized overnight delivery service; or (ii) upon actual receipt (or refusal to accept receipt) if accomplished by hand delivery or by confirmed telecopied delivery, provided if by telecopy a hard copy of such notice is sent by overnight delivery service on the day of telecopy transmittal, or (iii) three (3) business days after deposit in the United States mail in accordance with this Section 16(a).

          (b) Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker, entity, agent, commission salesperson, or other person who will claim a right to compensation or a commission or finder's fee as a procuring cause of the sale contemplated herein, except for Cambridge Property Group Limited Partnership and Transwestern Commercial Services, whose commission shall be paid by Seller pursuant to a separate agreement. No commission shall be paid or become payable unless the Closing actually occurs. In the event that any company, firm, broker, agent, commission salesperson or finder perfects a claim for a commission or finder's fee based upon any such contract, dealings or communication, the party through whom the company, firm, broker, agent, commission salesperson or finder makes his claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. Seller and Buyer, respectively, shall indemnify, defend and hold harmless the other from any loss, liability or costs incurred by the other party, including reasonable attorney's fees and disbursements, as well as the cost of enforcing this indemnity and arising out of a claim by any broker, agent or finder that he acted on behalf of the indemnifying party in connection with this transaction. The provisions of this subsection 16(b) shall survive Closing and any termination of this Agreement.

          (c) Successors and Assigns. Subject to the provisions of this Section 16(c), the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion; provided, however, that Buyer shall be entitled to assign this Agreement to an entity controlling, controlled by, under common control with, Buyer, without Seller's prior consent, but such assignment shall in no way relieve Buyer from its obligations and liabilities hereunder. In the event Buyer intends to assign its rights hereunder, (a) Buyer shall send Seller notice, and (b) Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement.

          (d) Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

          (e) Time of the Essence. Time is of the essence with respect to each and every provision of this Agreement.

          (f) Survivability. Except as otherwise provided herein, the covenants, conditions, agreements, representations and warranties contained in this Agreement shall not survive the Closing of the purchase and sale and shall be deemed merged in the deed for all purposes.

          (g) No Recordation. Neither Seller nor Buyer shall record this Agreement or memorandum thereof in or among the land or chattel records of any jurisdiction.

          (h) Proper Execution. The submission by Seller to Buyer of this Agreement in unsigned form shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Buyer or impose any obligations on Seller irrespective of any reliance thereon, change of position or partial performance until Seller shall have executed this Agreement and the Initial Deposit shall have been received by the Title Company. Seller's submission to Buyer of this Agreement shall be deemed withdrawn, revoked and incapable of being executed by Buyer in the event Buyer has not returned a duly executed original Agreement to Seller on or before 6:00 p.m. Washington, D.C. time on November ___, 2005.

          (i) Dates. Whenever used herein, unless expressly provided otherwise, the term "days" shall mean consecutive calendar days, except that if the expiration of any time period measured in days occurs on a Saturday, Sunday, legal holiday or other day when federal offices are closed in Washington, D.C., such expiration shall automatically be extended to the next business day, and "business day" means any day other than Saturday, Sunday or a day on which banks are closed for business in Washington, D.C. or Boston, Massachusetts..

          (j) Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          (k) Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

          (l) Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

          (m) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

          (n) No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

          (o) Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

          (p) Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

          (q) Waiver of Jury Trial. Seller and Buyer each hereby waive any right to jury trial in connection with the enforcement by Buyer, or Seller, of any of their respective rights and remedies hereunder.

          (r) Business Days. If any date upon which action is required under this Agreement shall be a Saturday, Sunday or a federally recognized legal holiday, the date for such action shall be extended to the first business day after such date that is not a Saturday, Sunday or legal holiday.

          (s) Soil Conditions. In accordance with the provisions of Section 42-608 (formerly cited as Section 45-508) of the District of Columbia Code, Buyer hereby acknowledges that Seller has informed Buyer that the characteristic of the soil on the Real Property as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the district of Columbia published in 1976 and as shown on the Soil Maps of the District of Columbia as the back of that publication is "Urban Land". Further information concerning the characteristic of the soil on the Real Property may be obtained from a soil testing laboratory, the District of Columbia Department of environmental Services or the Natural Resources Conservation Service (formerly known as the Soil Conservation Service) of the Department of Agriculture.

          (t) Underground Storage Tanks. In accordance with the requirements of
Section 3(g) of the District of Columbia Underground Storage Tank Management Act of 1990,
as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amended Act of 1992, Buyer hereby acknowledges receipt, prior to entering into this Agreement of a written disclosure by the Seller as to any underground storage tanks located on the Property of which Seller has knowledge and Buyer acknowledges that Seller has disclosed to Buyer that, to Seller's knowledge, there has been no removal of any underground storage tanks during the time Seller has owned the Property. Buyer acknowledges that such disclosure has been provided in compliance with the D.C. Underground Storage Tank Management Act if 1990, as amended. The disclosure referenced to herein is attached hereto as Exhibit N.

     17. Title Company.

          (a) The Title Company agrees to hold the Deposit in accordance with the terms hereof. Contemporaneously with the execution and delivery of the Agreement by Buyer, the Buyer shall deposit with the Title Company the Deposit. Title Company shall invest the Deposit in an interest-bearing savings or money market account, short-term U.S. Treasury Bills or similar cash equivalent securities or as the Seller and Buyer may together direct. At Closing, the Title Company shall apply the Deposit to the Purchase Price, together with any accrued interest thereon.

          (b) If Title Company is uncertain for any reason whatsoever as to its duties or rights hereunder, Title Company shall continue to hold the Deposit until Title Company receives a written agreement of both parties with respect to disposition of the Deposit, in which event Title Company shall distribute the Deposit in accordance with such agreement; or in the event of litigation between or among the parties shall continue to hold the Deposit until such time as the parties resolve their dispute or such dispute is resolved by judicial or other proceedings.

          (c) Acceptance by the Title Company of its duties under this Agreement is subject to the following terms and conditions:

               (i) The duties and obligations of the Title Company shall be determined solely by the provisions of this Agreement, and the Title Company shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement;

               (ii) The Seller and the Buyer will jointly and severally reimburse and indemnify the Title Company for, and hold it harmless against any loss, liability or expense, including but not limited to reasonable attorneys' fees, incurred without bad faith, negligence or willful misconduct on the part of the Title Company, arising out of or in connection with any dispute or conflicting claim by the Seller or the Buyer under this Agreement, as well as the costs and expense of defending against any claim or liability arising out of or relating to this Agreement except where such claim or liability arises from the bad faith, negligence or willful misconduct on the part of the Title Company; as between the Seller (on the one hand) and the Buyer (on the other hand) their obligations under this Subsection 17(c)(ii) shall be shared equally;

               (iii) The Title Company shall be fully protected in acting on and relying upon any written notice, instruction, direction or other document which the Title

Company in good faith believes to be genuine and to have been signed or presented by the proper party or parties;

               (iv) The Title Company shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own bad faith, negligence or willful misconduct;

               (v) The Title Company may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken or suffered by it in good faith in accordance with the opinion of such counsel;

               (vi) The Title Company may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to each of the Buyer and the Seller specifying a date, not less than thirty (30) days after the date of such notice, when such resignation will take effect. Upon the effective date of such resignation, the Title Company shall deliver the funds held in escrow to such person or persons as the Buyer and the Seller shall in writing jointly direct, and upon such delivery the Title Company shall be relieved of all duties and liabilities thereafter accruing under this Agreement. The Buyer and the Seller shall have the right at any time upon joint action to substitute a new Title Company by giving notice thereof to the Title Company then acting;

               (vii) Nothing contained in this Agreement shall in any way affect the right of the Title Company to have at any time a judicial settlement of its accounts as Title Company under this Agreement;

               (viii) All disbursements by Title Company shall be made by bank wire transfer to the account of the receiving party, as such party may direct;

               (ix) Title Company shall pay at the Closing, if and only if Seller so directs in writing, from funds to which Seller shall be entitled, to the obligees thereof, the Monetary Liens;

               (x) Title Company shall, at the Closing, delivery by overnight express delivery (or hold for personal pickup, if requested), each non-recorded document received hereunder by Title Company to the payee or person acquiring rights under said document or for whose benefit said document was acquired;

               (xi) Title Company shall, at the Closing, hold for personal pickup or arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges, and (ii) to Buyer, or order, any excess funds theretofore delivered to Title Company by Buyer and all sums and any proration or other credits to which Buyer is entitled and less any appropriate proration or other charges; and

     18. Title Company shall, at the close of escrow, deliver to Buyer and to Seller a copy of the Deed and each document to be recorded (conformed to show recording data) and each document recorded to place title in the condition required by this Agreement.

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed on the date first above written.

                                       Seller:

                                       1025 Vermont Investors, L.L.C.,
                                       a Delaware limited liability company

                                       By: Vermont Avenue Managing Associates,
                                           L.L.C.,
                                           a Delaware limited liability company,
                                           Managing Member


                                       By: /s/ Andrew J. Czekaj
                                           -------------------------------------
                                           Andrew J. Czekaj
                                           Manager


                                       Buyer:

                                       Columbia Equity Trust, Inc.,
                                       a Maryland corporation


                                       By: /s/ Oliver T. Carr, III
                                           -------------------------------------
                                           Oliver T. Carr, III
                                           Chairman and Chief Executive Officer

                                       Buyer's Social Security Number or
                                       Tax Identification Number: 20-1978579

Title Company executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of this Agreement relating to Title Company and the holding and disbursement of the Deposit.

                                       ESCROW AGENT:

                                       Commonwealth Land Title Insurance Company


                                       By: /s/ Sarah Eckert Webb
                                           -------------------------------------
                                           Sarah Eckert Webb
                                           Assistant Vice President

                                LIST OF EXHIBITS

Exhibit A - Real Property

Exhibit B - Improvements

Exhibit C - Intentionally Omitted

Exhibit D - Operating Contracts

Exhibit E - Rent Roll

Exhibit F - Tenant Estoppels

Exhibit G - Form of Deed

Exhibit H - Form of Assignment and Assumption Agreement

Exhibit I - Form of Bill of Sale

Exhibit J - Sellers Non-Foreign Certification

Exhibit K - Form of Tenant Notice

Exhibit L - List of Contracts

Exhibit M - List of Litigation

Exhibit N - List of Violations

Exhibit O - District of Columbia
            Underground Storage Tank
            Real Estate Transfer Disclosure Form

Schedule 9(a)(v), List of any leasing commissions, payments for tenant improvements or tenant allowances due or owing, or to become due and owing, in connection with any Existing Leases as of the date of Closing

Schedule 9(a)(xi) -- true and complete copies of all of the Loan Documents.

                                    EXHIBIT A

                                  REAL PROPERTY

     All that certain lot or parcel of land situate, lying and being in the District of Columbia, and more particularly described as follows:

     Lot 47 in Square 217 in a subdivision made by Joseph J. Moebs as per plat recorded in Liber 55 at folio 107 in the Office of the Surveyor for the District of Columbia and being more particularly described as follows:

     Beginning for the same at the southwest corner of said Lot 47, said point marking the intersection of the southeasterly right of way line of Vermont Avenue, N.W., 130 feet wide, and northerly right of way line of a twenty (20) foot wide public alley; thence with said southwesterly right of way line

1.   North 24 degrees 31' East 123.93 feet to a point; thence

2. Due East, 80.68 feet to a point on the westerly right of way line of a twenty (20) foot wide public alley; thence with said westerly right of way line

3. Due South, 112.83 feet to a point marking the intersection of the aforesaid westerly and northerly right of way lines of the two twenty (20) foot wide public alleys; thence with aforesaid northerly right of way line of the twenty (20) foot wide public alley

4. Due West, 132.14 feet to the point of beginning, containing 12,006 square feet or 0.2756 of an acre of land, more or less.

                                    EXHIBIT B

                                  IMPROVEMENTS

     Office building located at 1025 Vermont Avenue, Washington, D.C.

                                    EXHIBIT C

                              INTENTIONALLY OMITTED

                                    EXHIBIT D

                               OPERATING CONTRACTS

                                    EXHIBIT E

                                    RENT ROLL

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

                                     [date]

[Address of Buyer]

_________________________

_________________________

_________________________

[Add address of Seller]

          Re: Premises: Tenant Space No. _____, (____ Sq. Ft.) in Building ______, (the "Property")

               Lease: Dated ___________, between ___________, ("Landlord") and
               __________ d/b/a ______ ("Tenant"), as amended by documents described on Schedule A

Ladies and Gentlemen:

The undersigned hereby certifies to _______________ ("Buyer"), its successors, assigns and mortgagees, as follows:

1. The undersigned is Tenant under the above-referenced lease (the "Lease"), a true and correct copy of which is attached hereto and made a part hereof.

2. The Lease has not been modified, changed, altered or amended, Tenant's interest therein has not been assigned or encumbered, and the premises leased thereunder (the "Premises") have not been sublet, except in each case as specified on Schedule A attached hereto and made a part thereof.

3. Tenant has accepted possession of and now occupies the Premises. The term of the Lease commenced on _____________ and will expire on ___________. Except as specified on Schedule A, Tenant does not have any options or rights to renew, terminate or cancel the Lease, nor to lease additional space in the Property, nor to purchase any part of the Property.

4. The base rent now payable under the Lease is $___________ per month, except as otherwise specified on Schedule A. Except as otherwise specified on Schedule A, Tenant is currently paying a real estate tax contribution under the lease at the rate of $__________ per month; and a common area maintenance ("CAM") contribution (which includes insurance contributions) under the Lease at the rate $_______ per month. All base rent, real estate tax and CAM contributions have been paid through the period ending _________, except for outstanding balances as specified on Schedule A. No rent or charge has been paid more than 30 days in advance of its due date.

5. The Lease is in full force and effect and, to the best of tenant's knowledge, there is no default thereunder. In addition, to the best of tenant's knowledge, no event has occurred which with the giving of notice and/or the passage of time would constitute a default under the Lease. Tenant is not entitled to any rent concession or "free" rent or to any credit, offset or deduction against any rent or other charges, except in each case as specified on Schedule A.

6. The amount of the security deposit under the Lease held by Landlord is $________ (exclusive of any interest accrued thereon).

7. Tenant has not assigned the Lease nor any of its interests therein or sublet any portion of the Premises.

8. All improvements, alterations, or additions to the Premises required to be made by Landlord have been completed to the satisfaction of Tenant except as set forth on Schedule A. All contributions required to be made by Landlord for improvements to the Premises, including credits or offsets, if any, against rent or other charges due under the Lease, have been paid in full to Tenant, except as specified on Schedule A.

9. There are no actions, whether voluntary or otherwise, pending against Tenant (or any guarantor of Tenant's obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, except as specified on Schedule A.

10. To the best of its knowledge, Tenant has not used, stored, disposed of or transported at, to or from the Premises any substance classified as hazardous or toxic under applicable federal, state or local laws or regulations except in compliance with such laws or regulations or as specified on Schedule A.

11. The address for notices and other communications to be sent to Tenant is as follows:

The certifications herein contained are made at the request of Landlord, with the understanding that the Property may be conveyed by Landlord, and with the knowledge and agreement that Landlord, you and your transferee and their mortgagees will rely thereon.

Dated: ________________, 200__

                                        Very truly yours,

                                        TENANT:


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                                    EXHIBIT G

                                  FORM OF DEED

This Deed prepared by, and after recording return to:

____________________________
____________________________
____________________________
____________________________

                              Special Warranty Deed

     This SPECIAL WARRANTY DEED is made as of _____________, 200__ by and between ____________________________, a __________________ ("Grantor"), with its principal place of address located at ________________________________________, and ___________________, a _____________ with its principal place of business located at __________________ ("Grantee").

                                   WITNESSETH:

     That for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Grantor does hereby grant, convey and assign with Special Warranty, unto Grantee, in fee simple those certain parcels of land located in _________ County, __________, being more particularly described in Exhibit "A" attached hereto and made a part hereof; and

     BEING the same property conveyed to Grantor by deeds recorded among the land records of ___________ County, __________, in Deed Book ________ at page ________, in Deed Book ____________ at page _________, and in Deed Book _______
at page ___________; and

     TOGETHER WITH all right, title and interest of Grantor in and to all buildings, fixtures and other improvements located on said land and any rights, alleys, streets and ways, public and private, waters, easements, privileges, appurtenances and advantages belonging or appertaining thereto;

     SUBJECT, HOWEVER, TO, the permitted exceptions set forth on Exhibit "B" hereto and all prior exceptions, reservations, easements, rights-of-way, covenants, restrictions, or other burdens upon the property hereby conveyed as may appear of record in the office of the _______ of the ______________________.

     TO HAVE AND TO HOLD the property hereby conveyed unto the Grantee, its successors and assigns, in fee simple forever.

     THE GRANTOR COVENANTS to warrant specially the property, and to execute such further assurances of the property as may be requisite.

     IN TESTIMONY WHEREOF, Grantor has on the aforesaid date contained herein, caused these presents to be signed by its __________________________________ and its corporate seal to be affixed.

                                       GRANTOR:


                                       By:
                                           -------------------------------------


                                   )
-----------------------------------
                                   )
-----------------------------------

     I, the undersigned and for the jurisdiction aforesaid do hereby certify that ____________________ _______________________who is personally known to me as the attorney-in-fact named in the foregoing and annexed instrument bearing the date of the _____ of _______________, 200__ personally appeared before me in said jurisdiction and as attorney-in-fact as aforesaid, and by virtue of the power vested in him by said instrument, acknowledged the said deed to be the act and deed of ________________________________.

     GIVEN under my hand and seal this ____ day of _____________, 200__.

                                       -----------------------------------------
                                       Notary Public in and for said County
                                       and State My Commission Expires:

                                    EXHIBIT H

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of _______, 200__ by and among _________________, a ___________________("Assignor") and
_________________________, a ______________ ("Assignee").

     WHEREAS, Assignor is the fee simple owner of the real property and improvements located thereon located at _____________________________ and more particularly described on Exhibit "A" hereto (the "Property");

     WHEREAS, Assignor and Assignee have entered into that certain Real Estate Purchase and Sale Agreement dated __________, 200__ (the "Sales Agreement") for the sale and acquisition of the Property; and

     WHEREAS, Assignor desires to assign, convey and sell to Assignee, subject to the terms and provisions of the Sales Agreement including, without limitation, the limitations set forth in Section 13 thereof, and Assignee wishes to accept and assume all right, title and interest of Seller in and to (i) the lease agreements with the tenants of the Property, as set forth on Exhibit "B" hereto (the "Leases"), together with all unexpended security and other deposits and advance rent, if any, paid by such tenants to Assignor together with interest thereon to the extent required by the Leases or required by law; (ii) those contracts now in effect with respect to the Property, as set forth on Exhibit "C" hereto (the "Service Contracts"); (iii) all assignable, unexpired manufacturers' warranties and guarantees, if any, with respect to any portion of the Property, or the improvements, fixtures and equipment to be transferred with the Property (the "Warranties"); (iv) any and all plans and specifications for all improvements on the Property (the "Plans and Specifications"); (v) all assignable operating licenses, permits and approvals, if any, with respect to the Property (the "Licenses"); and (vi) any trade names and other intangible property used in connection with the repair, restoration, use, occupancy, operation, management, ownership and leasing of the Property, except to the extent expressly excluded under the terms of the Sales Agreement ("General Intangibles").

     WHEREAS, concurrently herewith, Assignor is conveying and selling to Assignee all of Assignor's right, title and interest in and to the Property and desires to convey and sell to Assignee all of Assignor's right, title and interest, if any, in and to the Leases, the Service Contracts, the Warranties, the Plans and Specifications, the Licenses and the General Intangibles, to the extent that the same may be lawfully assigned.

     NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby agrees as follows:

     1. Assignor does hereby assign, set over and transfer to Assignee, its successors and assigns, subject to the terms and provisions of the Sales Agreement including, without limitation, the terms, provisions and limitations set forth in Sections 9 and 13 of the Sales Agreement, all of Assignor's right, title and interest, if any, in and to the Leases, the Service Contracts, and to the extent assignable, the Plans and Specifications. Assignor is not assigning any right to receive delinquent rent due prior to the date hereof and any delinquent rent as of the date hereof shall be collected and paid to Seller in the manner provided by the Sales Agreement. Assignor expressly reserves its rights under
Section 8(e) of the Sales Agreement with respect to rents and other sums.

     2. Assignor does hereby assign, set over and transfer to Assignee, its successors and assigns, subject to the terms and provisions of the Sales Agreement including, without limitation, the terms, provisions and limitations set forth in Sections 9 and 13 of the Sales Agreement, all of Assignor's right, title and interest, if any, in and to the Warranties, Licenses and the General Intangibles, to the extent that the same may be lawfully transferred and assigned.

     3. Assignee hereby accepts the within assignment and assumes and agrees to perform and comply with and to be bound by all of the terms, provisions, conditions, covenants and obligations required of the Landlord under the Leases which shall arise or be incurred, or which are required to be performed on and after the date hereof, including, without limitation, the proper disposition of the security deposits as provided in the Leases, and agrees to perform and comply with and to be bound by all of the terms, provisions, conditions, covenants and obligations of Assignor under the Service Contracts, Licenses and Warranties (if any) which shall arise or be incurred, or which are required to be performed on and after the date hereof.

     4. Assignor hereby indemnifies and agrees to hold harmless Assignee from and against any and all claims, causes, demands, losses, liabilities, costs, damages, expenses and fees in any manner arising out of or in connection with the act or omission of Assignor with respect to the Leases, Licenses, Warranties, Service Contracts, Plans and Specifications and General Intangibles arising and occurring prior to the date hereof. Assignee hereby indemnifies and agrees to hold harmless Assignor from and against any and all claims, causes, demands, losses, liabilities, costs, damages, expenses and fees in any manner arising out of or in connection with the act or omission of Assignee with respect to the Leases, Licenses, Warranties, Service Contracts, Plans and Specifications and General Intangibles, arising or occurring from or after the date hereof. The foregoing indemnities and agreements to hold harmless shall survive the execution and delivery of this Assignment and Assumption Agreement, but shall be subject to the limitation of liability and other provisions of the Sales Agreement, including, without limitation, the terms, provisions and limitations set forth in Sections 9 and 13 of the Sales Agreement.

     5. Except as otherwise expressly set forth in Section 9 of the Sales Agreement, this Assignment of Leases, Service Contracts, Plans and Specifications, Licenses, General Intangibles and Warranties and the conveyances made herein are made by Seller and accepted by Buyer "as is, where is" and without any representation or warranty whatsoever as to quality, condition, utility, value, merchantability, suitability for any particular purposes or use or as to any other matter or thing whatsoever, and without recourse against Seller in any event and subject to the terms, provisions and limitations contained in the Sales Agreement including, without limitation, Section 13 thereof.

     6. This Assignment and Assumption Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     7. This Assignment and Assumption Agreement shall be governed by the laws of the State of __________ (but not including the choice of laws hereof).

     8. It is hereby acknowledged by the parties that the property being assigned hereunder shall not include claims relating to any real or personal property tax refunds or rebates for periods accruing prior to the date hereof, which claims are hereby reserved by Assignor.

     9. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                                       ASSIGNOR:

                                       ----------------------------------------,
                                       a
                                         ---------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       ASSIGNEE:

                                       ----------------------------------------,
                                       a
                                         ---------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT I

                                  BILL OF SALE

     This BILL OF SALE is made as of ____________, 200__ by and among ___________________, a _____________________________ ("Seller") and
___________________, a _____________________________ ("Buyer").

     WHEREAS, Seller is the fee owner of the real property and improvements located thereon located at ________________________ and more particularly described on Exhibit "A" hereto (the Property");

     WHEREAS, Seller and Buyer have entered into that certain Real Estate Purchase and Sale Agreement dated ______________, 200__ (the "Sales Agreement") for the sale and purchase of the Property;

     WHEREAS, Seller simultaneously herewith is conveying its interest as fee owner in the Property to Buyer;

     WHEREAS, pursuant to the Sales Agreement, Seller desires to assign, convey and sell to Buyer all of Seller's right, title and interest, if any, in and to any personal property owned by Seller and used in connection with the ownership, management, operation, maintenance or repair of the Property as more particularly described on Exhibit "B" hereto (the "Personal Property").

     NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

     1. Seller does hereby transfer, assign, and deliver to Buyer, its successors and assigns, "As Is - Where Is" without warranty except as set forth in the Sales Agreement and subject to the terms and provisions of the Sales Agreement, including, without limitation, the terms, provisions and limitations contained in Section 13 of the Sales Agreement, all of Seller's right, title and interest in and to the Personal Property.

     2. This Bill of Sale shall bind Seller and its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.

     3. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be executed as of the date first above written.

                                       SELLER:

                                       ----------------------------------------,
                                       a
                                         ---------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       BUYER:

                                       ----------------------------------------,
                                       a
                                         ---------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT J

                           FORM OF FIRPTA CERTIFICATE

                    CERTIFICATE REGARDING FOREIGN INVESTMENT

                            IN REAL PROPERTY TAX ACT

                               (ENTITY TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (Buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by 1025 Vermont Investors, L.L.C., a Delaware limited liability company ("Transferor") the undersigned hereby certifies:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Transferor is not a disregarded entity as defined in 26 C.F.R. Section 1.1445-2(b)(2)(iii).

     2. Transferor's Federal Employer Identification Number is _______________.

     3. Transferor's office address is:
                             ______________________

                             ______________________

     4. The address or description of the property which is the subject matter of the disposition is __________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                       -----------------------------------------
                                       a
                                         ---------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT K

                              FORM OF TENANT NOTICE

                                                            _____________, 200__

____________________________________
____________________________________
____________________________________
Attention: _________________________

                 Re: Sale of _________________ (the "Building")

Ladies and Gentlemen:

     We are happy to inform you that the Building in which your offices are located was sold, transferred and assigned to (the "Buyer") by ("Seller"). Your lease also was assigned to the Buyer.

     Please be further advised that your security deposit under this lease in the amount of $_________ and prepaid rent in the amount of $___________ [TOGETHER WITH INTEREST IN THE AMOUNT OF $__________ - ADD ONLY IF REQUIRED UNDER THE TERMS OF THE LEASE OR APPLICABLE LAW] has been turned over to the Buyer.

     Effective as of the date hereof, all future rent payments should be made payable to the order of ______________________________ and sent to the following address:

                      ____________________________________
                      ____________________________________
                      ____________________________________

     Any amount owed for periods prior to this date should be paid directly to Seller.

     All inquiries regarding the Building should be directed to ___________________, the representative of the property manager, who can be reached by telephone at (___) _________.

                                       Very truly yours,

                                       ----------------------------------------,
                                       a
                                         ---------------------------------------


                                       By:
                                           -------------------------------------


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT L

                                LIST OF CONTRACTS

                                    EXHIBIT M

                               LIST OF LITIGATION

                                    EXHIBIT N

                               LIST OF VIOLATIONS

                                    EXHIBIT O

                              DISTRICT OF COLUMBIA

                            UNDERGROUND STORAGE TANK

                      REAL ESTATE TRANSFER DISCLOSURE FORM

Proposed Seller: 1025 Vermont Investors, L.L.C.

Proposed Buyer: ___________________________

Regarding the Sale of: ____________________

Date: ________________________

     In accordance with the requirements of Section 8-113.02(g) (formerly cited as Section 6-995(g)) of the District of Columbia Code (Section 3(g) of the District of Columbia Underground Storage Tank Management Act of 1990, as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992) (the "Act"), the undersigned, being the Seller of the real property in the District of Columbia located at the above referenced address (the "Property"), hereby informs the above-referenced prospective Buyer in writing that the undersigned Seller has no knowledge of the existence or removal during the Seller's ownership of any underground storage tanks located on or under the Property, as that term is defined in the Act ("USTs"). As of the date of this Disclosure, Seller has forwarded to Buyer all reports in Seller's possession that relate to any environmental studies conducted on the Property.

     The Disclosure Notice has been provided to the above-referenced prospective Buyer prior to entering into a Contract for Sale of the Property.

     1025 Vermont Investors, L.L.C.,
     a Delaware limited liability company

     By: Vermont Avenue Managing Associates, L.L.C.,
         a Delaware limited liability company,
         Managing Member


     By:
         -----------------------------
         Andrew J. Czekaj
         Manager

                                Schedule 9(a)(v)

                                      None

                                Schedule 9(a)(xi)

                      See attached copies of Loan Documents


                                       -8-